THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

OF

ASTON ASSET MANAGEMENT LLC

This Third Amended and Restated Limited Liability Company Agreement (this “Agreement”) of ASTON ASSET MANAGEMENT LLC (the “Company”) is made as of August 10, 2009 by Highbury Financial Inc., a Delaware corporation, as member (the “Member”).

WHEREAS, the Company was formed as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.), as amended from time to time (the “Act”) pursuant to a Certificate of Formation filed with the Secretary of State of the State of Delaware on April 19, 2006.

WHEREAS, the Company entered into a Limited Liability Company Agreement on April 19, 2006 with the Member as its sole member, which was amended and restated on April 20, 2006.

WHEREAS, the Company has been governed by a Second Amended and Restated Limited Liability Company Agreement (the “Amended and Restated Agreement”), made as of January 7, 2008.

WHEREAS, holders of Series B LLC Units of the Company entered into an Exchange Agreement (the “Exchange Agreement”), dated as of August 10, 2009, pursuant to which each of the holders of Series B LLC Units of the Company agreed to exchange all of the limited liability company interests of the Company owned by such holders to the Member in exchange for Series B Convertible Preferred Stock of the Member.

WHEREAS, following the consummation of the transaction contemplated by the Exchange Agreement, the Member will own all of the issued and outstanding limited liability company interests of the Company.

WHEREAS, the closing of the Exchange Agreement was consummated on the date hereof.

NOW, THEREFORE, effective upon the closing of the Exchange Agreement, the Member desires to amend and restate the Amended and Restated Agreement in its entirety as follows:

1.            Definitions.  Unless the context otherwise requires, the terms defined in this Section 1 shall, for the purposes of this Agreement, have the meanings set forth below:

(a)           “Advisers Act” shall mean the Investment Advisers Act of 1940, as it may be amended from time to time, and any successor to such act.

(b)           “Affiliate” shall mean, with respect to any Person (herein the “first party”), any other Person that directly or indirectly controls, or is controlled by, or is under common control with, such first party. The term “control” as used herein (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to (a) vote twenty-five percent (25%) or more of the outstanding voting securities of such Person, or (b) otherwise direct the management or policies of such Person by contract or otherwise (other than solely as a director of a corporation (or similar entity) that has five (5) or more directors).

(c)           “Certificate” shall mean the Certificate of Formation of the Company filed under the Act, as the same may be amended and/or restated from time to time in accordance with the terms hereof.

(d)           “Controlled Affiliate” shall mean, with respect to a Person, any Affiliate of such Person under its “control,” as the term “control” is defined in the definition of Affiliate.

(e)           “Covered Person” means a Member, an officer, any authorized person, any Affiliate of a Member, or officer, any officers, directors, shareholders, partners, employees, representatives or agents of a Member, an officer or their respective Affiliates, or any employee or agent of the Company or its Affiliates.

(f)           “Investment Services” shall mean any services which involve (a) the management, administration, solicitation or distribution of an investment account, Mutual Fund or other commingled fund (or portions thereof or a group of investment accounts, Mutual Funds or other commingled funds) for compensation, (b) the giving of advice with respect to the investment and/or reinvestment of assets or funds (or any group of assets or funds) for compensation, or (c) otherwise acting as an “investment adviser” within the meaning of the Advisers Act.

(g)           “Mutual Fund” shall mean a registered investment company (or series of registered investment companies).

(h)           “Person” means any individual, partnership (limited or general), corporation, limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or other entity.

2.            Name.  The name of the limited liability company is ASTON ASSET MANAGEMENT LLC.

3.            Purpose and Powers.  The principal business activity and purposes of the Company (and any Controlled Affiliates thereof) shall be to engage in the investment advisory and investment management business and any businesses related thereto or useful in connection therewith, including, without limitation, the provision of Investment Services. However, the business and purposes of the Company (and any Controlled Affiliates thereof) shall not be limited to such initial principal business activities if the Member otherwise determines, and in such event, the Company (and any Controlled Affiliates thereof) shall have authority to engage in any other lawful business, purpose or activity permitted by the Act. The Company shall possess and may exercise all of the powers and privileges granted by the Act, together with any powers incidental thereto, including such powers or privileges that are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company, including without limitation the following powers:

(a)           to conduct its business and operations and to have and exercise the powers granted to a limited liability company by the Act in any state, territory or possession of the United States or in any foreign country or jurisdiction;

(b)           to purchase, receive, take, lease or otherwise acquire, own, hold, improve, maintain, use or otherwise deal in and with, sell, convey, lease, exchange, transfer or otherwise dispose of, mortgage, pledge, encumber or create a security interest in all or any of its real or personal property, or any interest therein, wherever situated;

(c)           to borrow or lend money or obtain or extend credit and other financial accommodations, to invest and reinvest its funds in any type of security or obligation of or interest in any public, private or governmental entity, and to give and receive interests in real and personal property as security for the payment of funds so borrowed, loaned or invested;

(d)           to make contracts, including contracts of insurance, incur liabilities and give guaranties, including without limitation, guaranties of obligations of other Persons who are interested in the Company or in whom the Company has an interest;

(e)           to employ officers, employees, agents and other persons, to fix the compensation and define the duties and obligations of such personnel, to establish and carry out retirement, incentive and benefit plans for such personnel, and to indemnify such personnel to the extent permitted by this Agreement and the Act;

(f)           to make donations irrespective of benefit to the Company for the public welfare or for community, charitable, religious, educational, scientific, civic or similar purposes;

(g)           to institute, prosecute and defend any legal action or arbitration proceeding involving the Company, and to pay, adjust, compromise, settle or refer to arbitration any claim by or against the Company or any of its assets;

(h)           to indemnify any Person in accordance with the Act and to obtain any and all types of insurance;

(i)           to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Company;

(j)           to form, sponsor, organize or enter into joint ventures, general or limited partnerships, limited liability companies, trusts and any other combinations or associations formed for investment purposes;

(k)           to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purposes of the Company; and

(l)           to cease its activities and cancel its Certificate.

4.            Registered Office and Registered Agent.  The Company’s registered agent and registered office in Delaware shall be Corporation Service Company, 1013 Center Road, Wilmington, New Castle County, Delaware 19085. At any time, the Member may designate another registered agent and/or registered office.

5.            Member.  The name and the business addresses of the Member are as follows:

Name	Address

Highbury Financial Inc.	999 Eighteenth Street, Suite 300 Denver, Colorado 80202

6.            Powers.

(a)           Member Manager.  The business and affairs of the Company shall be managed by the Member.  The Member shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members under the laws of the State of Delaware, including but not limited to borrowing money.

(b)           Management Committee and Officers.  The Member shall have the authority to delegate to a management committee (the “Management Committee”) to the greatest extent permitted by applicable law the power and authority to conduct the day-to-day operations, business and activities of the Company.  The Member or the Management Committee, if so designated, may designate employees of the Company as officers of the Company as it deems necessary or desirable to carry on the business of the Company, with such titles as the Member or Management Committee, as applicable, shall determine.  The Member or the Management Committee, as applicable, may delegate any of its power or authority to an officer or officers subject to modification and withdrawal of such delegated power and authority by the Member or the Management Committee. Any two or more offices may be held by the same person. New offices may be created and filled by the Member or the Management Committee.  Each officer shall hold office until his or her successor is designated by the Member or the Management Committee or until his or her earlier death, resignation or removal. Neither the members of the Management Committee nor the officers are “managers” (within the meaning of the Act) of the Company.

(c)           Reliance by Third Parties.  Any Person dealing with the Company or any officer may rely upon a certificate signed by an officer as to: (i) the identity of the Member or the officer; (ii) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by an officer or in any other manner germane to the affairs of the Company; (iii) the persons who are authorized to execute and deliver any instrument or document of or on behalf of the Company; or (iv) any act or failure to act by the Company or as to any other matter whatsoever involving the Company or the Member.

7.            Dissolution.  The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following:  (a) the written consent of the Member and (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

8.            Contributions.  The Member is not required to make any capital contribution to the Company.  The Member may make capital contributions to the Company in the form of cash, services or otherwise, and upon such contribution, the Member’s capital account balance shall be adjusted accordingly.

9.            Distributions.  Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member.

10.          Assignments.  The Member may assign in whole or in part its limited liability company interest.

11.          Admission of Additional Members.  One or more additional members of the Company may be admitted to the Company upon the written consent of the Member.

12.          Liability and Exculpation.

(a)           Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company (or of any Controlled Affiliate thereof), whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company (or such Controlled Affiliate), and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company (or any Controlled Affiliate thereof) solely by reason of being a Covered Person.

(b)           No Covered Person shall be liable to the Company, any Controlled Affiliate thereof or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company or any Controlled Affiliate thereof and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of any action or inaction of such Covered Person which constituted fraud, gross negligence, willful misconduct or a breach of this Agreement.

(c)           A Covered Person shall be fully protected in relying in good faith upon the records of the Company (or of any Controlled Affiliate thereof) and upon such information, opinions, reports or statements presented to the Covered Person by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company (or any Controlled Affiliate thereof).

13.          Indemnification.  To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim (including any amounts paid in settlement of any such claims) including expenses, fines, penalties and counsel fees and expenses incurred by such Covered Person (“Losses”) by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company (or any Controlled Affiliate thereof) and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any Losses incurred by such Covered Person by reason of any action or inaction of such Covered Person which constituted fraud, gross negligence, willful misconduct or a breach of this Agreement; provided, however, that any indemnity under this Section 13 shall be provided out of and to the extent of the assets of the Company only, and no Member or Covered Person shall have any personal liability to provide indemnity on account thereof.

14.          Governing Law.  This Agreement shall be governed by, and construed under, the laws of the State of Delaware, and all rights and remedies shall be governed by said laws.

15.          Amendment.  This Agreement may not be modified, altered, supplemented or amended except by an instrument in writing executed by each of the Members.

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In Witness Whereof, the undersigned, intending to be legally bound hereby, has duly executed this Third Amended and Restated Limited Liability Company Agreement as of the date and year first written above.

HIGHBURY FINANCIAL INC.

By:	/s/ Richard S. Foote
Name: Richard S. Foote
Title: President and Chief Executive Officer